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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm in the Registration Statement (Form S-8 to be filed on or about October 12, 2001) pertaining to the IMPCO Technologies, Inc., 2000 Incentive Stock Option Plan and to the incorporation by reference therein of our report dated May 31, 2001, with respect to the consolidated financial statements and schedule of IMPCO Technologies, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended April 30, 2001, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Long Beach, California
October 9, 2001